EXHIBIT 99.1

MGP Ingredients, Inc. Schedules Fiscal 2009 Second Quarter Financial Release Date, Conference Call

ATCHISON, Kan., Feb. 5, 2009 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) will report its fiscal 2009 second quarter financial results on Monday, February 9. An investor conference call will be held the following day, February 10, at 10 a.m. Central time.

The conference call will be led by Tim Newkirk, president and chief executive officer, and Robert Zonneveld, vice president of finance and administration and chief financial officer. They will review the company's second quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (877)-856-1964 domestically, or (719) 325-4797 internationally by 9:50 a.m. Central time on February 10. The conference identification number for entering the call is 2106942. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

Founded in 1941, MGP Ingredients, Inc. (MGPI) has evolved to become a premier producer of highly functional wheat proteins and starches for use in a wide range of food, as well as non-food applications. The Company is also a leading U.S. producer of high quality food grade alcohol products. MGPI has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

CONTACT:  MGP Ingredients, Inc.
          Marta Myers
          913-360-5232